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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-106910) and in the Registration Statement on Form S-8 (No.333-100726) of Metal Management, Inc. of our reports dated June 11, 2004 and June 5, 2002 relating to the Reorganized Company and Predecessor Company financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
June 11, 2004